Exhibit 99.1

                  aQuantive Reports First Quarter 2007 Results

                      Strong Year-over-Year Revenue Growth

                               55% Revenue Growth

                           42% Organic Revenue Growth

                        67% International Revenue Growth

          Conference Call and Webcast at 5:30 am PDT/8:30 am EDT Today

    SEATTLE--(BUSINESS WIRE)--May 8, 2007--aQuantive, Inc.
(NASDAQ:AQNT), a global digital marketing company, today reported financial results for the first quarter ended March 31, 2007.

    2007 first quarter results, which include contributions from acquisitions made during 2006 and 2007, were:

        -- Revenue of $142.6 million, an increase of 55 percent over the first quarter of 2006.

        -- Net income of $14.2 million, or $0.16 per diluted share, an increase of 87 percent over the first quarter of 2006.

        -- Adjusted EBITDA(1) of $32.7 million, or $0.37 per diluted share, an increase of 51 percent over the first quarter of 2006.

    "aQuantive started 2007 with strong financial performance, resulting in 42 percent organic revenue growth. Our performance in the first quarter builds on the investments and results of 2006," said Brian McAndrews, president and CEO of aQuantive. "Our focus on innovating, expanding globally and providing differentiated client service to the digital marketing industry is working."

    aQuantive operates three business segments. Unallocated corporate expenses, including amounts recorded for stock-based compensation expense, are centrally managed at the corporate level and are not included in the segment operating results. Segment performance was as follows:

    Digital Marketing Services

    aQuantive's digital marketing services (DMS) segment had revenue of $83.1 million in the first quarter of 2007, compared to revenue of $55.2 million in the first quarter of 2006. Operating income was $10.3 million in the first quarter of 2007, compared to $6.1 million in the first quarter of 2006.

    In March, Avenue A / Razorfish acquired Duke, adding 127 employees in France.

    Digital Marketing Technologies

    aQuantive's digital marketing technologies (DMT) segment had revenue of $38.1 million in the first quarter of 2007, compared to revenue of $27.7 million in the first quarter of 2006. Operating income was $13.9 million for the first quarter of 2007, compared to $11.1 million in the first quarter of 2006.

    Digital Performance Media

    aQuantive's digital performance media (DPM) segment had revenue of $21.4 million in the first quarter of 2007, compared to revenue of $9.3 million in the first quarter of 2006. Operating income was $3.2 million for the first quarter of 2007, compared to $1.8 million in the first quarter of 2006.

    Financial Guidance

    The Company will provide guidance for revenue, net income, and adjusted EBITDA(1). Stock-based compensation expense is expected to have a significant impact on our net income.

    The Company anticipates second quarter 2007 results as follows:

        --  Revenue of $148 - $153 million

        --  Net income of $13 - $14.5 million

        --  Adjusted EBITDA of $32 - $34 million

    The Company anticipates full-year 2007 results as follows:

        --  Revenue of $595 - $615 million

        --  Net income of $66 - $71 million

        --  Adjusted EBITDA of $150 - $156 million

    (1) Adjusted EBITDA (i.e. earnings before interest expense, net interest and other income, income tax, depreciation, amortization and stock-based compensation) is a non-GAAP financial measure. See the supplemental schedule attached to this press release for more information.

    First Quarter 2007 Conference Call/Webcast Today at 5:30 am
PDT/8:30 am EDT

    aQuantive, Inc. will host a conference call and webcast to discuss the first quarter 2007 financial results today at 5:30 am PDT/8:30 am EDT. The conference call will be webcast from the Investor Relations section of aQuantive's website at www.aquantive.com/investor. Interested parties should log on to the webcast approximately 15 minutes prior to download any necessary software. The webcast is not interactive.

    About aQuantive, Inc.

    aQuantive, Inc. is a global digital marketing company founded in 1997 to help marketers acquire, retain and grow customers across all digital media. It is the parent company of Avenue A / Razorfish, the largest interactive agency in the U.S., and five international agencies, DNA, Amnesia, NEUE DIGITALE, e-Crusade and Duke; Atlas, provider of integrated digital marketing technologies and expertise; and DRIVEpm, MediaBrokers and Franchise Gator, performance media and behavioral targeting businesses. Through its business units, aQuantive is positioned to bring value to any interaction in the digital marketplace. Its stock (ticker symbol: AQNT) is listed on the NASDAQ exchange. aQuantive's website address is www.aquantive.com.

    Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "forecasts," and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements also include any other passages that relate to expected future events or trends that can only be evaluated by events or trends that will occur in the future. The forward-looking statements in this release include, without limitation, statements regarding expected financial performance for the second quarter and full year 2007. The forward-looking statements are based on the opinions and estimates of management at the time the statements were made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These risks and uncertainties include, among others, the risk of unforeseen changes in client online marketing and advertising budgets, unanticipated loss of clients or delays in anticipated campaigns and projects, the potential failure to attract new clients due to the company's inability to competitively market its services, the risk of fluctuating demand for the company's services, the potential negative effects on our business of consolidation in the internet advertising industry, the potential failure to maintain desired client relationships or to achieve effective advertising campaigns for clients, slower-than-expected development of the Internet advertising market either domestically or in international markets, quarterly fluctuations in operating results, costs and risks related to acquisitions of technologies, businesses or brands, risks relating to international operations, the short term nature of the company's contracts with clients, which generally are cancelable on 90 days' or less notice, and the uncertainties, potential costs, and possible business impacts of new legislation or litigation involving the company. More information about factors that could cause actual results to differ materially from those predicted in aQuantive's forward-looking statements is set out in its annual report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this release. Except as required by law, aQuantive undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

                           aQuantive, Inc.
                Condensed Consolidated Balance Sheets
                            (in thousands)
                             (unaudited)


                                      March 31, 2007 December 31, 2006
                                      -------------- -----------------
               Assets

Current assets:
 Cash, cash equivalents, and short-
  term investments                    $     296,711  $        278,807
 Accounts receivable, net of
  allowances                                270,462           273,174
 Other receivables                            2,735             2,312
 Prepaid expenses and other current
  assets                                      5,247             4,459
 Deferred tax assets, net                     9,567             4,475
                                      -------------- -----------------
Total current assets                        584,722           563,227

Property and equipment, net                  36,847            34,343
Goodwill and other intangible assets,
 net                                        323,676           316,580
Long-term investments                        18,996            32,509
Other assets                                  3,032             2,754
Deferred tax assets, net                          -             2,915

                                      -------------- -----------------
Total assets                          $     967,273  $        952,328
                                      ============== =================



Liabilities and Shareholders' Equity

Current liabilities:
 Accounts payable and accrued
  expenses                            $     232,720  $        251,072
 Pre-billed media                            25,920            27,945
 Deferred revenue                            14,117            16,517
 Other current liabilities                    1,037             1,027
                                      -------------- -----------------
Total current liabilities                   273,794           296,561

Notes payable                                80,000            80,000
Other long-term liabilities                   7,993             7,941
Deferred tax liabilities                      6,482                 -

                                      -------------- -----------------
Total liabilities                           368,269           384,502
                                      -------------- -----------------

Shareholders' equity:
 Common stock                                   787               778
 Paid-in capital                            538,974           522,657
 Retained earnings and other
  comprehensive income                       59,243            44,391
                                      -------------- -----------------
Total shareholders' equity                  599,004           567,826

                                      -------------- -----------------
Total liabilities and shareholders'
 equity                               $     967,273  $        952,328
                                      ============== =================

                           aQuantive, Inc.
           Condensed Consolidated Statements of Operations
                (in thousands, except per share data)
                             (unaudited)

                                                    Three Months Ended
                                                        March 31,
                                                    ------------------
                                                      2007      2006
                                                    --------- --------

Revenue                                             $142,621  $92,185

Costs and expenses:
    Cost of revenue                                   23,588   13,378
    Client support                                    64,967   45,172
    Product development                                4,839    3,680
    Sales and marketing                               10,531    6,640
    General and administrative                        15,050    9,258
    Amortization of intangible assets                  2,743    2,036
    Client reimbursed expenses                         2,055      868
                                                    --------- --------
       Total costs and expenses                      123,773   81,032
Other operating income                                 1,046        -
                                                    --------- --------
    Income from operations                            19,894   11,153

Interest and other income, net                         4,129    1,699
Interest expense                                         587      582
                                                    --------- --------

    Income before provision for income taxes          23,436   12,270

Provision for income taxes                             9,194    4,655
                                                    --------- --------

    Net income                                      $ 14,242  $ 7,615
                                                    ========= ========

Basic net income per share                          $   0.18  $  0.11
                                                    ========= ========
Diluted net income per share                        $   0.16  $  0.10
                                                    ========= ========

Shares used in computing basic net income per share
                                                      78,143   68,275
                                                    ========= ========
Shares used in computing diluted net income per
 share                                                89,062   80,010
                                                    ========= ========

Supplemental Schedule of Adjusted EBITDA and Non-GAAP Estimates

The term adjusted EBITDA refers to a financial measure that is defined by us as earnings before net interest and other income, interest expense, income taxes, depreciation and amortization, and stock-based compensation expense. Adjusted EBITDA is a non-GAAP financial measure, and may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA should not be construed as a substitute for net income or as a better measure of liquidity than cash flow from operating activities, which are determined in accordance with GAAP. Management believes that adjusted EBITDA is a useful measure for analyzing operating results, and uses this non-GAAP financial measure to review past results and forecast future results. The following schedule reconciles adjusted EBITDA to net income on the company's consolidated statement of operations, which the company believes is the most directly comparable GAAP measure.

                                                    Three Months Ended
                                                        March 31,
                                                    ------------------
(in thousands, except per share data)                  2007     2006
                                                    --------- --------
                                                       (unaudited)
Net income                                           $14,242  $ 7,615

Depreciation of property and equipment                 4,919    3,523
Stock-based employee compensation expense              4,704    4,749
Amortization of intangible assets                      3,232    2,228
Interest and other income, net                        (4,129)  (1,699)
Interest expense                                         587      582
Provision for income taxes                             9,194    4,655

                                                    --------- --------
Adjusted EBITDA                                      $32,749  $21,653
                                                    ========= ========

Adjusted EBITDA per basic share                      $  0.42  $  0.32
                                                    ========= ========
Adjusted EBITDA per diluted share                    $  0.37  $  0.27
                                                    ========= ========

In our estimate of adjusted EBITDA for the second quarter of 2007, we have excluded estimates for interest expense of approximately $0.6 million, net interest and other income of approximately $4.2 million, depreciation of approximately $5.6 million, amortization of intangible assets of approximately $2.6 million, share-based compensation of approximately $5.5 million and income taxes at an effective tax rate of 40%.

In our estimate of adjusted EBITDA for the full year 2007, we have excluded estimates for interest expense of approximately $2.4 million, net interest and other income of approximately $17.2 million, depreciation of approximately $20.4 million to $22.4 million, amortization of intangible assets of approximately $11.6 million, share-based compensation of approximately $20.9 million and income taxes at an effective tax rate of 40%.

Supplemental Schedule of Segment Information


(in thousands)   Digital     Digital    Digital  Unallocated
                Marketing  Marketing     Per-    Corporate
                 Service  Technologies formance   Expenses
                   (1)        (2)       Media       (4)
                                         (3)                   Total
                --------- ------------ -------- ------------ ---------
                                     (unaudited)
                          Three Months Ended March 31, 2007
                ------------------------------------------------------
Revenue          $83,053      $38,144  $21,424      $     -  $142,621

Costs and
 expenses:
 Cost of
  revenue            104       11,118   12,186          180    23,588
 Client support   60,970            -    1,733        2,264    64,967
 Product
  development          -        4,436        -          403     4,839
 Sales and
  marketing        2,624        4,529    3,088          290    10,531
 General and
  adminis-
trative            6,180        3,776      766        4,328    15,050
 Amortization
  of intangible
  assets           1,907          344      492            -     2,743
 Client
  reimbursed
  expenses         2,055            -        -            -     2,055
                --------- ------------ -------- ------------ ---------
Total costs and
 expenses         73,840       24,203   18,265        7,465   123,773
Other operating
 income            1,046            -        -            -     1,046
                --------- ------------ -------- ------------ ---------
Income from
 operations      $10,259      $13,941  $ 3,159      $(7,465) $ 19,894
                ========= ============ ======== ============ =========

                          Three Months Ended March 31, 2006
                ------------------------------------------------------
Revenue          $55,212      $27,669  $ 9,304      $     -  $ 92,185

 Costs and
  expenses:
 Cost of
  revenue            727        7,229    5,279          143    13,378
 Client support   42,143            -      742        2,287    45,172
 Product
  development          -        2,924        -          756     3,680
 Sales and
  marketing        1,589        3,715      966          370     6,640
 General and
  adminis-
trative            2,180        2,438      412        4,228     9,258
 Amortization
  of intangible
  assets           1,635          311       90            -     2,036
 Client
  reimbursed
  expenses           868            -        -            -       868
                --------- ------------ -------- ------------ ---------
Total costs and
 expenses         49,142       16,617    7,489        7,784    81,032

                --------- ------------ -------- ------------ ---------
Income from
 operations      $ 6,070      $11,052  $ 1,815      $(7,784) $ 11,153
                ========= ============ ======== ============ =========



(1) Digital Marketing Services includes Avenue A / Razorfish and five international agencies.
(2) Digital Marketing Technologies includes Atlas and Accipiter.
(3) Digital Performance Media includes DRIVEpm, MediaBrokers, and
 Franchise Gator.
(4) For the three months ended March 31, 2007 and 2006, unallocated corporate expenses include stock-based compensation expense. This expense is not allocated to our segments, as it is centrally managed at the corporate level and not reviewed by our chief operating decision maker in evaluating results by segment. For the three months ended March 31, 2007 and 2006, stock-based compensation expense was as follows:

                                                   Three Months Ended
                                                       March 31,
                                                    2007       2006
                                                 ---------- ----------
Cost of Revenue                                  $     180  $     143
Client Support                                       2,264      2,287
Product Development                                    297        574
Sales and Marketing                                    290        370
General and Administrative                           1,673      1,375
                                                 ---------- ----------
Total stock-based compensation expense           $   4,704  $   4,749
                                                 ========== ==========

    CONTACT: aQuantive, Inc.
             Brynn Hoover, aQuantive Investor Relations, 206-816-8637 brynn.hoover@aquantive.com